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                                                                   NEWS RELEASE


Forward-Looking Statement Notice: Statements contained in this press release and statements made in the accompanying conference call that are not historical statements (including but not limited to, statements concerning estimates of future revenues, operating expense levels and such operating expense levels relative to the Company's total revenues) constitute forward-looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following risk factors, among other factors (including the accuracy of the Company's internal estimates of revenue and operating expense level), may cause the Company's actual results to differ materially from the results stated in such forward-looking statements: variability of the Company's quarterly operating results; rapid technological change in the software industry; competition; product development; dependence on key personnel; possible volatility of stock price; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.



Contact:  John M. Bogdan
          Chief Financial Officer
          617-692-3160


                ON TECHNOLOGY ANNOUNCES STRATEGIC REORGANIZATION

                            AND RESTRUCTURING CHARGE

                       COMPANY ESTABLISHES BUSINESS UNITS
             TO ADDRESS NEW PRODUCT AND INTERNATIONAL OPPORTUNITIES


     CAMBRIDGE, MASS., AUG. 6, 1996  --  ON Technology Corporation (Nasdaq:
ONTC) today announced that it has implemented a reorganization of its operations, resulting in the creation of three new units: a Departmental business unit, an Enterprise business unit and a European business unit. This initiative is designed to consolidate the three acquisitions the company made in March of 1996, to decrease the company's emphasis on the e-mail business, and to better focus the company's resources on bringing new products to the rapidly changing network marketplace.

     As a result of the reorganization, ON will be ceasing pro-active new customer acquisition efforts for its mature products, such as e-mail, while expanding its new customer acquisition programs for its high-growth products, such as the cross-platform Meeting Maker XP group scheduler, the award-winning SofTrack license metering software, and the NCSA-certified ON Guard firewall.
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ON TECHNOLOGY ANNOUNCES STRATEGIC REORGANIZATION AND RESTRUCTURING CHARGE  --
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     ON's Departmental sales unit will continue to provide the company's free trial marketing and support to the middle market while the Enterprise sales concentrates on growing business from the company's substantial beachhead of installed products in Fortune 1000 companies. ON's European sales efforts, currently based near Raleigh, N. C., will be moved to ON's facility outside of London. ON's non-European international and domestic sales teams will be consolidated in Cambridge, Mass.

     In connection with this reorganization, ON expects to record a one-time, pre-tax restructuring and related inventory charge totaling $6.5 million to $7.5 million in the third quarter ending Sept. 30, 1996. The restructuring charge results from facility consolidations, relocation costs and severance costs related to the reduction of approximately 100 people from of its workforce.

     In connection with the reorganization, Christopher Huggett, currently director of sales and marketing for ON Technology UK Ltd., will become a vice president and oversee the company's European Operations. Chad Roll, currently director of operations at the company's North Carolina facility, will move to Cambridge and become a vice president overseeing the company's Departmental sales efforts. Victor Lanzillotti, formerly vice president of sales at SandPoint Corporation, will oversee the Enterprise sales efforts.

     Huggett and Roll will join Jay Batson, vice president of engineering, John Bogdan, chief financial officer, Ivan O'Sullivan, vice president of worldwide marketing, and John Rizzi, vice president of worldwide sales, as members of the Executive Committee led by Christopher Risley, Chief Executive Officer, ON Technology.

     "The scalability of our products increased over the past year and we've seen sales to existing customers grow substantially," said Risley. "This reorganization lets us to focus on the right things: finding new customers for new products, growing established customers, and increasing international penetration."

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